                                                                    EXHIBIT 20.2

                                     UCFC
                               UCFC Loan Trust
                                Series 1996-A
                              Reserve Fund Trust
                       Statement To Certificateholders

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                                                      DISTRIBUTIONS IN DOLLARS

                                 PRIOR                                                                          CURRENT
               ORIGINAL     PPRINCIPAL                                                REALIZED      DEFERRED  PRINCIPAL
CLASS        FACE VALUE        BALANCE        INTEREST     PRINCIPAL        TOTAL       LOSSES      INTEREST    BALANCE
- ------------------------------------------------------------------------------------------------------------------------
 A                 0.00           0.00           0.00           0.00         0.00         0.00          0.00       0.00
 B                 0.00           0.00           0.00           0.00         0.00         0.00          0.00       0.00





- ------------------------------------------------------------------------------------------------------------------------
TOTALS             0.00           0.00           0.00           0.00        0.00         0.00          0.00        0.00
- ------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------
    FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                       PASS-THROUGH
                   PRIOR                                                         CURRENT                  RATES
               PRINCIPAL                                                       PRINCIPAL
CLASS   CUSIP    BALANCE        INTEREST        PRINCIPAL       TOTAL            BALANCE          CURRENT           NEXT
- ------------------------------------------------------------------------------------------------------------------------
 A              0.000000        0.000000        0.000000        0.000000        0.000000        0.000000%       0.000000%
 B              0.000000        0.000000        0.000000        0.000000        0.000000        0.000000%       0.000000%





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SELLER:                       UCFC Acceptance Corporation           ADMINISTRATOR:               Vince Valdes
SERVICER:                 United Companies Lending Corporation                                Bankers Trust Company
LEAD UNDERWRITER:            UCFC Acceptance Corporation                                         3 Park Plaza
RECORD DATE:                        August 30, 1996                                             Irvine, CA 92714
DISTRIBUTION DATE:                September 16, 1996                FACTOR INFORMATION:           (800) 735-7777
- -------------------------------------------------------------------------------------------------------------------------

                                        (c) COPYRIGHT 1996 Bankers Trust Company

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